UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2014

VIASYSTEMS GROUP, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-15755	75-2668620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road

St. Louis, MO 63105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2014, Viasystems Group, Inc., a Delaware corporation (the “Company”), TTM Technologies, Inc., a Delaware corporation (“TTM”), and Vector Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TTM (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into the Company, and the Company will be the surviving corporation in the merger and a wholly owned subsidiary of TTM (the “Merger”). The Boards of Directors of TTM and the Company have each unanimously approved the Merger Agreement and the Merger. Additionally, the Board of Directors of the Company (the “Company Board”) recommends that the Company’s stockholders adopt the Merger Agreement.

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares (1) held in treasury of the Company, (2) owned by TTM or Merger Sub or (3) owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be converted into the right to receive a combination of (a) 0.706 of validly issued, fully paid and nonassessable shares of TTM’s common stock (the “Stock Consideration”) and (b) $11.33 per share in cash (together with the Stock Consideration, the “Merger Consideration”). No fractional shares of TTM’s common stock will be issued in the Merger and the Company’s stockholders will receive cash in lieu of any fractional shares.

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the Effective Time, the Company’s outstanding stock options will be cancelled and converted into the right to receive a combination of cash and stock with a combined value equal to the excess value, if any, of the Merger Consideration that would be delivered in respect of the number of shares of the Company’s common stock underlying such option over the exercise price for such option. The Company’s outstanding restricted stock awards will be converted into the Merger Consideration. The Company’s outstanding performance share units will vest based on the greater of 100% of the target payout and the payout that would have result based on the Company’s performance criteria, with each such vested performance share unit being exchanged for the Merger Consideration. The Company’s outstanding leveraged performance shares will vest based on the greater of their target share price and the closing price of the Company’s common stock on the trading day immediately preceding the closing date, with each such vested leveraged performance share being exchanged for the Merger Consideration.

The completion of the Merger is subject to various closing conditions, including, among other things, (1) the adoption of the Merger Agreement by the Company’s stockholders, (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”) and receipt of other required antitrust approvals, (3) the absence of any legal restraints or prohibitions on the consummation of the Merger, (4) receipt of approval of the Merger by the Committee on Foreign Investment in the United States (“CFIUS”), (5) the effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) with respect to TTM’s shares of common stock constituting the Stock Consideration. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its obligations under the Merger Agreement and the other party not having suffered a material adverse effect.

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company and TTM. The Company has agreed, among other things, not to solicit an Acquisition Proposal (as defined in the Merger Agreement) or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any Acquisition Proposal.

However, if at any time following the date of the Merger Agreement and prior to the Company’s stockholders adopting the Merger Agreement, (1) the Company has received from a third party a written, bona fide Acquisition Proposal, (2) a breach by the Company of the Merger Agreement has not contributed to the making of such Acquisition Proposal, (3) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement) and (4) after consultation with its outside counsel, the Company Board determines in good faith that failure to take such action would constitute a breach by the Company Board of its fiduciary duties to the Company’s stockholders under applicable law, then the Company may, subject to the limitations of the Merger Agreement, (a) furnish confidential information with respect to the Company and its subsidiaries to the person making such Acquisition Proposal and (b) participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal. The Merger Agreement also requires the Company to call and hold a stockholders’ meeting and, subject to certain exceptions, recommend that the Company’s stockholders approve and adopt the Merger Agreement.

The Merger Agreement contains certain termination rights for each of the Company and TTM, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by June 21, 2015, subject to a three-month extension to September 21, 2015 at the election of either party if, on such date (such date as the same may be extended, the “Outside Date”), the Merger has not yet received antitrust approval, CFIUS approval or certain specified legal restraints are in place but all other closing conditions have been satisfied.

Pursuant to the Merger Agreement, TTM will be entitled to receive from the Company a termination fee of $12.8 million in the event that:

•	the Merger Agreement is terminated by the Company in order to enter into an agreement relating to a Superior Proposal;

•	prior to the Company’s stockholders adopting the Merger Agreement, the Merger Agreement is terminated by TTM because (1) the Company Board makes an adverse change in its recommendation relating to the vote on the Merger Agreement by the Company’s stockholders, (2) the Company Board shall not have rejected an Acquisition Proposal for a majority of the outstanding capital stock or assets of the Company within 10 business days after receipt thereof, (3) the Company Board shall have failed to reconfirm its recommendation relating to the vote on the Merger Agreement by the Company’s stockholders within four days after a request from TTM to do so following an Acquisition Proposal, or (4) the Company shall have violated in any material respect its obligations with respect to the non-solicitation of Acquisition Proposals; or

•	the Merger Agreement is terminated (1) by either party following the Outside Date, (2) by TTM due to the failure of the Company’s stockholders to adopt the Merger Agreement, or (3) by TTM due to the occurrence of a material adverse effect with respect to the Company or a breach by the Company of its representations, warranties or covenants in a manner that would prevent the closing condition with respect thereto from being satisfied, in each case of (1), (2) and (3) above if (a) prior to such termination there shall have been an Acquisition Proposal for a majority of the outstanding capital stock or assets of the Company that is made known to the Company or made directly to the Company’s stockholders generally or any person shall have publicly announced an intention to make such an Acquisition Proposal (whether or not conditional or withdrawn) and (b) concurrently with such termination or within 12 months thereafter, the Company enters into an agreement providing for, or consummates, a transaction contemplated by an Acquisition Proposal involving the sale of a majority of the outstanding capital stock or assets of the Company.

In addition, the Company will reimburse TTM for up to $4 million in out-of-pocket expenses if the Company’s stockholders do not approve the Merger and a bona fide written Acquisition Proposal is made public and considered by the Company Board prior to the failure to obtain such approval (which expenses will offset any termination fee that may otherwise be payable by the Company).

The Merger Agreement also provides that the Company will be entitled to receive from TTM a termination fee of $40.0 million in the event that the Merger Agreement is terminated by either party:

•	following the Outside Date, if at the time of such termination the only conditions not satisfied (or capable of being satisfied) were related to obtaining antitrust or CFIUS approval; or

•	due to a legal restraint relating to antitrust or CFIUS being implemented.

In the event the reverse break-up fee is paid to the Company, such reverse breakup fee will be the Company’s exclusive remedy, except that the Company will not be precluded from remedies against TTM for any intentional breach of its representations, warranties or covenants prior to termination of the Agreement or from seeking specific performance.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or TTM. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Schedules provided by the Company to TTM and by TTM to the Company in connection with the signing of the Merger Agreement. These confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and TTM rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or TTM.

Contemporaneous with entry into the Merger Agreement, certain stockholders of the Company that own, in the aggregate, approximately 67.3% of the currently outstanding shares of the Company’s common stock, have entered into voting agreements with TTM (the “Voting Agreements”). Under those Voting Agreements, those stockholders have agreed, among other things, to vote their shares of the Company’s common stock in favor of adoption of the Merger Agreement at the special meeting of the Company’s stockholders to be held to vote on the proposed transaction.

Item 8.01. Other Events.

On September 22, 2014, the Company and TTM issued a joint press release announcing that the Company, TTM and Merger Sub entered into the Merger Agreement pursuant to which Merger Sub will, subject to satisfaction or waiver of the conditions therein, merge with and into the Company, and the Company will be the surviving corporation in the Merger and a wholly owned subsidiary of TTM. A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On September 22, 2014, the Company and TTM held a joint conference call with investors to provide supplemental information regarding the proposed transaction. A copy of the Investor Presentation Slides is furnished herewith as Exhibit 99.2. A copy of the Joint Conference Call Script for Investors is furnished herewith as Exhibit 99.3.

A copy of the Email/Letter to All Employees is furnished herewith as Exhibit 99.4. A copy of the Management Presentation Slides for All Employees is furnished herewith as Exhibit 99.5. A copy of the Talking Points for Customers is furnished herewith as Exhibit 99.6. A copy of the Customer Email/Letter is furnished herewith as Exhibit 99.7. A copy of the Talking Points for Suppliers is furnished herewith as Exhibit 99.8. A copy of the Supplier Email/Letter is furnished herewith as Exhibit 99.9. A copy of the Fact Sheet is furnished herewith as Exhibit 99.10.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger by and among the Company, TTM and Merger Sub, dated as of September 21, 2014

99.1	Joint Press Release dated September 22, 2014

99.2	Investor Presentation Slides dated September 22, 2014

99.3	Joint Conference Call Script for Investors

99.4	Email / Letter to All Employees

99.5	Management Presentation Slides for All Employees

99.6	Talking Points for Customers

99.7	Customer Email / Letter

99.8	Talking Points for Stakeholders

99.9	Supplier Email / Letter

99.10	Fact Sheet

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits upon request.

Forward-Looking Statements

Certain statements in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of TTM and the Company separately and as a combined entity; the timing and consummation of the Merger; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions; and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of TTM and the Company regarding future events and are subject to significant risks and uncertainty. Statements regarding our expected performance in the future are forward-looking statements.

It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company or the price of TTM’s or the Company’s common stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the ability of the parties to consummate the Merger and the satisfaction of the conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals in a timely manner or at all; the adoption of the Merger Agreement by the Company’s stockholders; the possibility of legal or regulatory proceedings (including related to the transaction itself); the ability of TTM to successfully integrate the Company’s operations, product lines, technology and employees and realize synergies and additional opportunities for growth from the Merger in a timely manner or at all; unknown, underestimated or undisclosed commitments or liabilities; the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; the level of demand for the combined company’s products, which is subject to many factors, including uncertain global economic and industry conditions, demand for electronic products and printed circuit boards, and customers’ new technology and capacity requirements; TTM’s and the Company’s ability to (i) develop, deliver and support a broad range of products, expand their markets and develop new markets, (ii) timely align their cost structures with business conditions, and (iii) attract, motivate and retain key employees; and developments beyond TTM’s or the Company’s control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of TTM Technologies, Inc. for the year ended December 30, 2013, which was filed with the SEC on February 21, 2014, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of the Company for the year ended December 31, 2013, which was filed with the SEC on February 14, 2014, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website at www.sec.gov.

Neither TTM nor the Company undertakes any obligation to update any such forward-looking statements to reflect any new information, subsequent events or circumstances, or otherwise, except as may be required by law.

No Offer or Solicitation

The information in this Form 8-K is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

TTM will file with the SEC a registration statement on Form S-4, which will include a prospectus with respect to TTM’s shares of common stock to be issued in the Merger and a proxy statement of the Company in connection with the Merger between TTM and the Company (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus will be sent or given to the stockholders of the Company and will contain important information about the Merger and related matters. THE COMPANY’S SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Proxy Statement/Prospectus and other relevant materials (when they become available) and any other documents filed by TTM or the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the Proxy Statement/Prospectus from TTM or the Company by contacting either (1) Investor Relations by mail at TTM Technologies, Inc., 1665 Scenic Avenue, Suite 250, Costa Mesa, CA 92626, Attn: Investor Relations Department, by telephone at 714-327-3000, or by going to TTM’s Investor Relations page on its corporate website at www.ttmtech.com or (2) Investor Relations by mail at Viasystems Group, Inc., 101 South Hanley Road, Suite 1800, St. Louis, MO 63105, Attn: Investor Relations Department, by telephone at 314-727-2087, or by going to the Company’s Investor Info page on its corporate website at www.viasystems.com.

Participants in the Solicitation

TTM and the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger and may have direct or indirect interests in the Merger. Information about TTM’s directors and executive officers is set forth in TTM’s Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 30, 2013, which was filed with the SEC on February 21, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and from TTM by contacting Investor Relations by mail at TTM Technologies, Inc., 1665 Scenic Avenue, Suite 250, Costa Mesa, CA 92626, Attn: Investor Relations Department, by telephone at 714-327-3000, or by going to TTM’s Investor Relations page on its corporate website at www.ttmtech.com. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 14, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and from the Company by contacting Investor Relations by mail at Viasystems Group, Inc., 101 South Hanley Road, Suite 1800, St. Louis, MO 63105, Attn: Investor Relations Department, by telephone at 314-727-2087, or by going to the Company’s Investor Info page on its corporate website at www.viasystems.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the Proxy Statement/Prospectus that TTM will file with the SEC.

Use of Non-GAAP Financial Measures

In addition to the financial statements presented in accordance with U.S. GAAP, TTM and the Company use certain non-GAAP financial measures, including “adjusted EBITDA.” The companies present non-GAAP financial information to enable investors to see each company through the eyes of management and to provide better insight into its ongoing financial performance.

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, asset impairments, restructuring, costs related to acquisitions, and other charges.

For a reconciliation of adjusted EBITDA to net income, please see Appendix A to TTM’s presentation filed as Exhibit 99.2 to this Current Report on Form 8-K filed on September 22, 2014.

Adjusted EBITDA is not a recognized financial measure under U.S. GAAP, and does not purport to be an alternative to operating income or an indicator of operating performance. Adjusted EBITDA is presented to enhance an understanding of operating results and is not intended to represent cash flows or results of operations. The Boards of Directors, lenders and management of the companies use adjusted EBITDA primarily as an additional measure of operating performance for matters including executive compensation and competitor comparisons. The use of this non-GAAP measure provides an indication of each company’s ability to service debt, and management considers it an appropriate measure to use because of the companies’ leveraged positions.

Adjusted EBITDA has certain material limitations, primarily due to the exclusion of certain amounts that are material to each company’s consolidated results of operations, such as interest expense, income tax expense, and depreciation and amortization. In addition, adjusted EBITDA may differ from the adjusted EBITDA calculations reported by other companies in the industry, limiting its usefulness as a comparative measure.

The companies use adjusted EBITDA to provide meaningful supplemental information regarding operating performance and profitability by excluding from EBITDA certain items that each company believes are not indicative of its ongoing operating results or will not impact future operating cash flows, which include stock-based compensation expense, gain on sale of assets, asset impairments, restructuring, costs related to acquisitions, and other charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.

By:	/s/ Daniel J. Weber
Daniel J. Weber
Vice President and General Counsel

Date: September 22, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

2.1*	Agreement and Plan of Merger by and among the Company, TTM and Merger Sub, dated as of September 21, 2014

99.1	Joint Press Release dated September 22, 2014

99.2	Investor Presentation Slides dated September 22, 2014

99.3	Joint Conference Call Script for Investors

99.4	Email / Letter to All Employees

99.5	Management Presentation Slides for All Employees

99.6	Talking Points for Customers

99.7	Customer Email / Letter

99.8	Talking Points for Stakeholders

99.9	Supplier Email / Letter

99.10	Fact Sheet

*	Certain exhibits and schedules have been omitted and Viasystems agrees to furnish supplementally to the SEC a copy of any omitted exhibits upon request.